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                                                                      Exhibit 21

                    SUBSIDIARIES OF ATMOS ENERGY CORPORATION


                                                                        State of               Percent of
                         Name                                         Incorporation             Ownership
-------------------------------------------------------------------   -------------            -----------

ATMOS ENERGY HOLDINGS, INC.                                              Delaware                 100%

MISSISSIPPI ENERGIES, INC.                                             Mississippi                100%

BLUE FLAME INSURANCE SERVICES, LTD                                       Bermuda                  100%

PDH I HOLDING COMPANY, INC. (1)                                           Texas                   100%

ATMOS ENERGY SERVICES, LLC                                               Delaware                 100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)

EGASCO, LLC                                                               Texas                   100%
(a limited liability company) (wholly-owned by Atmos Energy
Holdings, Inc.)

ENERGAS ENERGY SERVICES TRUST                                          Pennsylvania               100%
(a business trust)
(wholly-owned by Atmos Energy
Services, LLC)

UNITED CITIES PROPANE GAS, INC.                                         Tennessee                 100%
(a wholly-owned subsidiary of Atmos Energy Holdings, Inc.)

ENERMART ENERGY SERVICES TRUST (a business trust)                      Pennsylvania               100%
(wholly-owned by Atmos Energy Holdings, Inc.)

ATMOS ENERGY MARKETING, LLC                                              Delaware                 100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)

ATMOS POWER SYSTEMS, INC.                                                Georgia                  100%
(a wholly-owned subsidiary of Atmos Energy Holdings, Inc.)

ATMOS PIPELINE AND STORAGE, LLC                                          Delaware                 100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)



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
                                                                        State of               Percent of
                         Name                                         Incorporation             Ownership
-------------------------------------------------------------------   -------------            -----------

UCG STORAGE, INC.                                                        Delaware                 100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

WKG STORAGE, INC.                                                        Delaware                 100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

ATMOS EXPLORATION AND PRODUCTION, INC.                                   Delaware                 100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

TRANS LOUISIANA GAS PIPELINE, INC.                                       Louisiana                100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

TRANS LOUISIANA GAS STORAGE, INC.                                        Delaware                 100%
(wholly-owned by Atmos Pipeline and Storage, LLC)


(1) PDH I Holding Company, Inc., a Texas corporation, became a wholly-owned subsidiary of Atmos Energy Corporation, as a result of its acquisition on October 1, 2004 from TXU Gas Company.